Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 26, 2007 relating to the financial statements, which appears in Synutra International, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
July 30, 2006